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                           INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Worldwide Portfolios, Inc.:



We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                                  /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 26, 1999